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                                                                    Exhibit 4.16


YEAR 2001 PERFORMANCE CONTRACT WITH VICE PRESIDENT OF PETROCHINA COMPANY LIMITED
         AND GENERAL MANAGER OF PETROCHINA REFINING & MARKETING COMPANY

Offeree: Name: LIN, Qingshan                      Offeror: Name: HUANG, Yan                  Term of the Contract: January 1, 2001
                                                                                              to December 31, 2001
Title:  Vice President of PetroChina              Title:  President of PetroChina Company
        Company Limited ("PetroChina")and General        Limited                             Date of Execution:   January 16, 2001
        Manager of PetroChina Refining &
        Marketing Company



INDICES               KEY PERFORMANCE INDICES (KPI)      WEIGHT   MEASUREMENT         TARGET                     ACTUAL PERFORMANCE
-------               -----------------------------      ------   -----------         ------                     ------------------
Profits Indices       Gross Profit

                         PetroChina                      5%       In thousand RMB     61,000,000

                         PetroChina Refining &           35%      In thousand RMB     2,340,480
                         Marketing Company

                      Rate of return of the invested     20%      %                   3.86
                      capital of PetroChina Refining &
                      Marketing Company (ROIC)


Operating Indices     Cash processing cost for per ton   10%      RMB Yuan/ton        99.45
                      of oil


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
Operating Indices     Cash marketing cost for per ton    10%       RMB Yuan/ton        243.70
                      of oil

                      Percentage of the finished oil     10%       %                   32
                      as retailed

                      Receivables                        5%        %                   20% lower than the
                                                                                       number at the
                                                                                       beginning of the year

                      Gap between the actual capital     5%        %                   +/- 5
                      expenditure and budget



Indices to Be Put     Quality safety and environmental   Quality accidents reported by the news media at the     Comprehensive
under Control         protection                         provincial-level = 0;                                   expressed
                                                                                                                 performance  in
                                                         Accidents involving death < or = 0.05 persons/million   marks to be reduced
                                                         man-hours;                                              by 10 marks if
                                                                                                                 exceeding target of
                                                         accidents involving economic loss exceeding RMB 1       the index put under
                                                         million = 0;                                            control.

                                                         environmental pollution accidents involving economic
                                                         loss exceeding RMB 200,000 = 0.

Signature of Offeree:  s/Lin Qingshan        Signature of Offeror:  s/Huang Yan
                      -----------------                            -------------